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                                                                    EXHIBIT 10.1

                              BIRCH TELECOM, INC.

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of February 10, 1998, by and among BIRCH TELECOM, INC., a Delaware corporation (the "Company"), each of those persons and entities, severally and not jointly, whose names are set forth on Schedule I (each a "Common Stock Purchaser" and, collectively, the "Common Stock Purchasers"), each of those persons and entities, severally and not jointly, whose names are set on Schedule II (each a "Series B Purchaser" and, collectively, the "Series B Purchasers"), each of those persons and entities, severally and not jointly, whose names are set forth on Schedule III (each a "Series C Purchaser" and, collectively, the "Series C Purchasers"), each of those persons and entities, severally and not jointly, whose names are set forth in Schedule IV (each a "Subordinated Note Purchaser" and collectively, the "Subordinated Note Purchasers") and White Pines Management, L.L.C., a Michigan limited liability company, as agent for the Subordinated Note Purchasers (the "Agent"). Each Common Stock Purchaser, Series B Purchaser, Series C Purchaser and Subordinated Note Purchaser are hereinafter sometimes individually referred to as a "Purchaser" and, collectively, as the "Purchasers".

                                    RECITALS

         WHEREAS, pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), the Common Stock Purchasers wish to purchase, shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

         WHEREAS, the Company wishes to issue and sell, and the Series B Purchasers wish to purchase, shares of Series B Preferred Stock, par value $0.001 per share, of the Company (the "Series B Preferred Stock"), which Series B Preferred Stock shall have the relative rights, preferences and privileges set forth in the form of the Company's Amended and Restated Certificate of Incorporation, in substantially the form of Exhibit A attached hereto (the "Restated Certificate"), on the terms and conditions set forth herein;

         WHEREAS, the Company has adopted a plan of recapitalization (the "Plan of Recapitalization") whereby it will issue shares of Series C Preferred Stock, par value $0.001 per share, of the Company (the "Series C Preferred Stock"), which Series C Preferred Stock shall have the relative rights, preferences and privileges set forth in the Restated Certificate, in exchange for all of the outstanding shares of Common Stock, and the Series C Purchasers wish to exchange such shares of Common Stock for Series C Preferred Stock, on the terms and conditions set forth herein;

         WHEREAS, the Company wishes to issue and sell, and the Subordinated Note Purchasers wish to purchase, convertible subordinated notes, on the terms and conditions set forth herein.


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         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. AGREEMENT TO SELL AND PURCHASE.

         1.1 SALE AND PURCHASE OF COMMON SHARES. Subject to the terms and conditions set forth herein, and pursuant to the Stock Purchase Plan, at the Closing, the Company shall issue and sell to the Common Stock Purchasers, and the Common Stock Purchasers shall purchase from the Company, 450,000 shares of Common Stock (the "Common Shares") for an aggregate consideration of $450.00, with each Common Stock Purchaser purchasing the number of Common Shares allocated under the Stock Purchase Plan as set forth opposite their names on
Schedule I hereto at a price of $0.001 per share.

         1.2 SALE AND PURCHASE OF SERIES B PREFERRED SHARES. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Series B Purchasers, and the Series B Purchasers shall purchase from the Company, 4,031,250 shares of Series B Preferred Stock (the "Series B Preferred Shares") for an aggregate purchase price of $6,450,000, with each Series B Purchaser purchasing the number of Series B Preferred Shares set forth opposite such Series B Purchaser's name on the Schedule II hereto at the total price per Series B Purchaser set forth thereon. In addition to the Series B Preferred Shares issued and sold pursuant to this Section 1.2, the Company may issue and sell up to 1,906,250 shares of Series B Preferred Stock pursuant to
Section 2.3 hereof.

         1.3 EXCHANGE OF COMMON STOCK FOR SERIES C PREFERRED SHARES. Subject to the terms and conditions set forth herein, and pursuant to the Plan of Recapitalization, at the Closing, the Company shall issue to the Series C Purchasers, and the Series C Purchasers shall acquire from the Company, in exchange for all of the outstanding shares of Common Stock (the "Existing Common Shares") and all of the outstanding warrants to purchase Common Stock (the "Existing Warrants") held by the Series C Purchasers, 1,800,000 shares of Series C Preferred Stock (the "Series C Preferred Shares"), with each Series C Purchaser receiving the number of Series C Preferred Shares set forth opposite such Series C Purchaser's name on Schedule III hereto.

         1.4 SALE AND PURCHASE OF SUBORDINATED NOTES. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to the Subordinated Note Purchasers, and the Subordinated Note Purchasers shall purchase from the Company, its subordinated notes in substantially the form of Exhibit B attached hereto (herein, together with any such subordinated notes which may be issued pursuant to any provisions of this Agreement, and any such subordinated notes which may be issued hereunder in substitution or exchange therefor, collectively called the "Subordinated Notes" and individually called a "Subordinated Note") in the aggregate principal amount of $3,500,000 for an aggregate purchase price of 100% of the principal amount thereof, with each Subordinated Note Purchaser purchasing the aggregate principal amount of Subordinated Notes set forth opposite such Subordinated Note Purchaser's name on
Schedule IV hereto.

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         1.5 CERTAIN DEFINITIONS. The Series B Preferred Shares and Subordinated
Notes are sometimes individually referred to as a "New Security" and, collectively, as the "New Securities." The Common Shares, Series C Preferred Shares and New Securities are sometimes individually referred to as a "Security" and, collectively, as the "Securities." The shares of Common Stock issuable upon conversion of the Securities are sometimes individually referred to as an "Underlying Security" and, collectively, as the "Underlying Securities." Any shares of Series B Preferred Stock issued upon conversion of any Subordinated Note shall be deemed "Series B Preferred Shares" for all purposes under this Agreement and any Subordinated Note Purchaser issued shares of Series B
Preferred Stock upon such conversion shall be deemed a "Series B Purchaser" for all purposes under this Agreement. Any shares of Common Stock issued upon conversion of any Series B Preferred Stock shall be deemed "Common Shares" for all purposes under this Agreement and any Series B Purchaser issued shares of Common Stock upon such conversion shall be deemed a "Common Stock Purchaser" for all purposes under this Agreement. Any shares of Common Stock issued upon conversion of any Series C Preferred Stock shall be deemed "Common Shares" for all purposes under this Agreement and any Series C Purchaser issued shares of Common Stock upon such conversion shall be deemed a "Common Stock Purchaser" for all purposes under this Agreement.

      2. CLOSING, DELIVERY AND PAYMENT.

         2.1 FIRST CLOSING. The initial closing of the sale of the Securities to the Purchasers (the "First Closing") shall take place at the offices of the Company at 1000 Walnut Street, Suite 1220, Kansas City, Missouri 64106 at 10:00 a.m. (Central Standard Time) on February 10, 1998 or at such other time as the Purchasers and the Company shall agree (the "First Closing Date").

         2.2 DELIVERIES AT THE FIRST CLOSING.

                  (a) At the First Closing, the Company shall deliver to the Common Stock Purchasers the Common Shares and each Common Stock Purchaser shall deliver to the Company a check or wire transfer of funds in the amount of such Common Stock Purchaser's total purchase price as indicated on Schedule I.

                  (b) At the First Closing, the Company shall deliver to the Series B Purchasers the Series B Preferred Shares and each Series B Purchaser shall deliver to the Company a check or wire transfer of funds in the amount of such Series B Purchaser's total purchase price as indicated on Schedule II; provided, however, that delivery of the total purchase price due by Advantage Capital Missouri Partners I, L.P. ("Advantage") shall occur upon the release of $2,000,000.00 held in the name of the Company in a special account (account # 017-338-758/107 with A.G. Edwards & Sons, Inc.) opened on December 30, 1997 with funds wire transferred by Advantage on that date.

                  (c) At the First Closing, the Company shall deliver to the Series C Purchasers the Series C Preferred Shares upon surrender by each Series C Purchaser of and in exchange for all of the Existing Common Shares of and all of the Existing Warrants held by such Series C Purchaser. The Company will cancel the Existing Common Shares and Existing


                                       3.
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Warrants.

                  (d) At the First Closing, the Company shall deliver to the Subordinated Note Purchasers the Subordinated Notes and each Subordinated Note Purchaser shall deliver to the Company a check or wire transfer of funds in the amount of such Subordinated Note Purchaser's total purchase price as indicated on Schedule IV.

                  (e) At the First Closing, the Company shall deliver to each of the Subordinated Note Purchasers a check or wire transfer of funds in an amount equal to two percent (2%) of the principal amount loaned by such Subordinated Note Purchaser as a closing fee. At the First Closing, the Company shall deliver to each of the Series B Preferred Purchasers identified with an asterisk on
Schedule II to this Agreement a check or wire transfer of funds in an amount equal to two percent (2%) of the purchase price paid by such Series B Preferred Purchaser for its Series B Preferred Stock as a closing fee.

         2.3 SUBSEQUENT CLOSING; DELIVERIES AT SECOND CLOSING.

         2.3 At any time on or before thirty (30) days following the First Closing, the Company may sell up to 1,906,250 shares of Series B Preferred Stock to such persons as may be approved by the Board of Directors with a closing of such purchase (the "Second Closing") to be on such date as the Company and the subsequent purchasers shall mutually agree ("Second Closing Date"). All such sales shall be made on the terms and conditions (including price per Share) set forth in this Agreement, including, without limitation, the representations and warranties by such subsequent purchasers as set forth in Section 4. Any shares of Series B Preferred Stock sold pursuant to this Section 2.3 shall be deemed "Series B Preferred Shares" for all purposes under this Agreement. Any subsequent purchasers thereof shall be deemed to be "Series B Purchasers" for all purposes under this Agreement. The term "Closing" as used in this Agreement shall refer to each of the First Closing and the Second Closing, as applicable, and the term "Closing Date" as used in this Agreement shall refer to each of the First Closing Date and the Second Closing Date, as applicable.

                  (a) At the Second Closing, the Company shall deliver to the Series B Purchasers the Series B Preferred Shares to be issued and sold at the Second Closing and each Series B Purchaser shall deliver to the Company a check or wire transfer of funds in the amount of such Series B Purchaser's total purchase price which price shall be the $1.60 multiplied by the number of Series B Preferred Shares purchased by such Series B Purchaser.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on a Schedule of Exceptions delivered by the Company to the Series B Purchasers and Subordinated Note Purchasers at the First Closing, the Company hereby represents and warrants to each Series B Purchaser and Subordinated Note Purchaser as of the date of this Agreement as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the


                                       4.
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laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Purchasers Rights Agreement in substantially the form of Exhibit C attached hereto (the "Purchasers Rights Agreement"), the Subordinated Notes, the Security Agreement in substantially the form of Exhibit D attached hereto (the "Security Agreement" and together with this Agreement, the Purchasers Rights Agreement and the Subordinated Notes, the "Related Agreements"), to issue and sell the Securities and to carry out the provisions of this Agreement and the Related Agreements. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         3.2 SUBSIDIARIES. Except for Birch Telecom of Missouri, Inc., Birch Telecom of Kansas, Inc., Birch Telecom of Nebraska, Inc. and Birch Telecom of Arizona, Inc. (each a "Subsidiary" and collectively, the "Subsidiaries"), the Company owns no equity securities of any other corporation, limited partnership or similar entity. All the outstanding shares of stock of the Subsidiaries have been validly issued and are fully paid and non-assessable and all such outstanding shares are owned directly by the Company free of any lien or claim. Neither the Company nor any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement.

         3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 52,000,000 shares, of which 27,000,000 shares of Common Stock, par value $.001 per share, 1,800,000 shares of which are issued and outstanding and 3,687,500 shares of which are reserved for future issuance to employees pursuant to the Stock Option Plan (as hereinafter defined) and 25,000,000 shares of Preferred Stock, par value $.001 per share, 2,968,750 of which are designated Series A Preferred Stock, none of which are issued and outstanding; 8,125,000 of which are designated Series B Preferred Stock, none of which are issued and outstanding; 8,050,000 shares of which are designated Series C Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's capital stock
(a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the Restated Certificate. A copy of the Company's Stock Option Plan is attached hereto as Exhibit E (the "Stock Option Plan"). Other than the 3,687,500 shares reserved for issuance under the Stock Option Plan and the Existing Warrants, and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Series B Preferred Shares, the Series C Preferred Shares, and Common Shares will be validly issued, fully paid and


                                       5.
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nonassessable; provided, however, that such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Purchasers Rights Agreement or as otherwise required by such laws at the time a transfer is proposed. After giving effect to the transactions contemplated by the Merger Agreement (as hereinafter defined) and this Agreement, the capitalization of the Company as of the First Closing and as of the Second Closing (assuming all 1,906,250 shares of Series B Preferred Stock are issued and sold) would be as set forth on Schedules V and VI, respectively.

         3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder as of a Closing and the authorization, sale, issuance and delivery of the Securities has been taken or will be taken prior to such Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and
(c) to the extent that the enforceability of the indemnification provisions in
Section 2.5 of the Purchasers Rights Agreement may be limited by applicable laws. Other than pursuant to the Related Agreements, the sale of the Series B Preferred Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.5 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser an unaudited balance sheet of the Company and its subsidiaries as at December 31, 1997 (the "Statement Date") and unaudited statement of income and cash flows of the Company and its subsidiaries for the twelve months ending on the Statement Date (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company and its Subsidiaries as of the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

         3.6 LIABILITIES. Neither the Company nor any Subsidiary has material liabilities and neither the Company nor any Subsidiary knows of any material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which would not have, either individually or in the aggregate, a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         3.7 AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and agreements


                                       6.
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between the Company or any Subsidiary and its employees with respect to the sale of Common Stock, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Subsidiary is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any Subsidiary in excess of $10,000 (other than obligations of, or payments to, the Company or any Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business), or
(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Subsidiary (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) Neither the Company nor any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company or any Subsidiary to their respective officers, directors, shareholders, or employees other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or Subsidiary and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company or Subsidiary). Except as may be disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.9 CHANGES. Since the Statement Date, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company and its Subsidiaries from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has


                                       7.
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had or is expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

                  (b) Any resignation or termination of any key officers of the Company and its Subsidiaries; and the Company does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company and its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company and its Subsidiaries;

                  (e) Any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company or any Subsidiary to any shareholder, employee, officer or director of the Company or any Subsidiary, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company or any Subsidiary, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                  (l) Any change in any material agreement to which the Company or any Subsidiary is a party or by which it is bound which materially and adversely affects the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company


                                       8.
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and each of its Subsidiaries has good and marketable title to its respective properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its respective leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge. The Company and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.11 PATENTS AND TRADEMARKS. The Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its respective business as now conducted and as currently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Neither the Company nor any of its Subsidiaries has received any communications alleging that it has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries or that would conflict with the Company's or any of its Subsidiaries' business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any of its Subsidiaries' business by the employees of the Company or its Subsidiaries, nor the conduct of the Company's or any of its Subsidiaries' business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Neither the Company or any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or any of its Subsidiaries.

         3.12 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its Restated Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company or any Subsidiary which would materially and adversely affect the business, assets, liabilities, financial condition, or operations of the Company or any Subsidiary. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a


                                       9.

default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company and its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.13 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or any Subsidiary that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or operations of the Company and its Subsidiaries, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

         3.14 TAX RETURNS AND PAYMENTS. The Company and each of its Subsidiaries has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company and each of its Subsidiaries on or before the Closing have been paid or will be paid prior to the time they become delinquent. Neither the Company nor any Subsidiary has knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         3.15 EMPLOYEES. Neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.16 REGISTRATION RIGHTS. Except as required pursuant to the Purchasers Rights Agreement, neither the Company nor any of its Subsidiaries is currently under any obligation, and has not granted any rights, to register (as defined in the Purchasers Rights Agreement) any of the Company's or any Subsidiary's currently outstanding securities or any of


                                      10.

its securities that may hereafter be issued.

         3.17 COMPLIANCE WITH LAWS; PERMITS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company or any of its Subsidiaries. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company and each of its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.18 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.19 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.20 SMALL BUSINESS CONCERN. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "Federal Regulations")), is a "small business concern" or a "smaller business" within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Act"), and the regulations thereunder, including Section 121.301 of Title 13 of the Federal Regulations (a "Small Business Concern") or including Section 107.710 of Title 13 of the Federal Regulations (a "Smaller Business"). The information delivered to each Purchaser that is a licensed Small Business Investment Company (an "SBIC Purchaser") on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct. The Company is not ineligible for financing by any SBIC Purchaser pursuant to Section 107.720 of Title 13 of the


                                      11.

Federal Regulations. The Company acknowledges that each SBIC Purchaser is a Federal licensee under the Small Business Investment Act of 1958, as amended.

         3.21 MERGER AGREEMENT. The Company has previously delivered to the Series B Purchasers and the Subordinated Note Purchasers a true and accurate copy of the Agreement and Plan of Merger, dated January 16, 1998, among the Company, Valu-Line Companies, Inc. ("Valu-Line") and the shareholders of Valu-Line (the "Merger Agreement") relating to the merger (the "Merger") of Valu-Line with and into the Company. All representations and warranties contained in Article 3 of the Merger Agreement are incorporated herein by reference as representations and warranties of the Company under the terms and provisions of this Agreement.

         3.22 EMPLOYEE BENEFIT PLANS. Neither the Company nor any of its Subsidiaries has any employee benefit plan as defined in the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). The Company and each of its Subsidiaries is in compliance in all material respects with ERISA, and has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each of its federally insured pension plans and is in compliance in all material respects with the currently applicable provisions of ERISA and the Code. No "Reportable Event" (as defined in ERISA) which could result in a material accumulated deficiency under ERISA or material liability to the Pension Benefit Guaranty Corporation ("PBGC") has occurred or is continuing, and there exists no condition or set of circumstances which could result in a "Reportable Event." The value of all accrued benefits is fully funded by the assets of such plans. All contributions have been made or accrued for each of the plans, including contributions that are payable for the preceding and current plan year. Neither the Company nor any of its Subsidiaries participates in any "multi-employer plan" as defined in ERISA. Neither the Company nor any of its Subsidiaries has any liability under ERISA on account of the prior termination of any employee welfare or benefit plan.

         3.23 INSURANCE. Each property of the Company and its Subsidiaries is insured for the benefit of the Company or respective Subsidiary in amounts reasonably deemed adequate by the Company's or Subsidiary's management against risks usually insured against by persons operating businesses similar to those of the Company or Subsidiary in the localities where such properties are located.

         3.24 BOOKS AND RECORDS. The books of account, stock records, minute books and other records of the Company and each of its Subsidiaries are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         3.25 BUSINESS PLAN. Attached hereto as Exhibit F is a copy of the Company's Business Plan, dated January 29, 1998.

         3.26 NO BROKER. Except as set forth in Section 2.2(e), neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any


                                      12.

liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

         3.27 DISCLOSURE. No representation or warranty contained in this Agreement or any statement or information contained in any schedule, exhibit, certificate, written statement, document or instrument, or other information attached to, delivered or required to be delivered pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company only as to itself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.5 of the Purchasers Rights Agreement may be limited by applicable laws.

         4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that none of the Securities or the Underlying Securities have been registered under the Securities Act. Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Securities or any Underlying Securities. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts


                                      13.

or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Securities for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Schedule of Purchasers; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Schedules I, II, III or IV, as applicable.

         4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Securities and Underlying Securities are subject to restrictions on transfer as set forth in the Purchasers Rights Agreement.

     5.  COVENANTS OF THE COMPANY.

         5.1 BASIC FINANCIAL INFORMATION. The Company will furnish the following reports to each Purchaser (except for the reports described in subsections (c) and (d), which only


                                      14.

will be provided to Significant Purchasers (as defined below)):

                  (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company's operating plan for such year.

                  (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

                  (c) As soon as practical after the end of each month and in any event within twenty (20) days thereafter (within thirty (30) days thereafter for the first three months following the First Closing), the Company will deliver to each Significant Purchaser (as defined below) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's operating plan then in effect and approved by its Board of Directors.

                  (d) The Company will deliver to each Significant Purchaser (as defined below) an annual financial plan for the Company for the next fiscal year, no later than forty-five (45) days before the start of the Company's next fiscal year, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such business plan shall be delivered to each requesting Purchaser as promptly as practicable after such changes have been approved by the Board of Directors of the



                                      15.

Company.

                  (e) From the date the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (which shall include any successor federal statute), and in lieu of the financial information required pursuant to this Section 5.1, the Company may deliver copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

         5.2 ADDITIONAL INFORMATION AND RIGHTS.

                  (a) The Company shall permit a Purchaser who holds at least 625,000 Series B Preferred Shares (as adjusted for any stock combinations, splits and the like with respect to such shares) or $1,000,000 aggregate principal amount of Subordinated Notes (each a "Significant Purchaser") to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, at such reasonable times and as often as such Significant Purchaser may reasonably request.

                  (b) As soon as practicable after the end of each fiscal year and in any event within ninety (90) days thereafter, the Company shall provide a report to each Purchaser reporting on compliance with the terms and conditions of this Agreement.

                  (c) Anything in Section 5 to the contrary notwithstanding, no Purchaser or Significant Purchaser by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Significant Purchaser hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to Sections 5.1 and 5.2. The Company shall not be required to comply with Section 5.2(a) in respect of any Purchaser whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than ten percent (10%) stockholder of a competitor.

         5.3 KEY PERSON LIFE INSURANCE. The Company has as of the date hereof or shall within ninety (90) days of the date hereof use reasonable efforts to obtain from financially sound and reputable insurers term life insurance on the life of David E. Scott in the amount of $5,000,000. The Company will cause to be maintained the term life insurance required by this Section 5.3 hereof. Such policies shall name the Series B Purchasers and Subordinated Note Purchasers as loss payee and shall not be cancelable by the Company.

         5.4 INDEPENDENT ACCOUNTS. The Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify the Purchasers and will request the firm of independent public accountants whose


                                      16.

services are terminated to deliver to the Purchasers a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Purchasers the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

         5.5 TRANSACTIONS WITH AFFILIATES. The Company shall not, without the approval of the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

         5.6 USE OF PROCEEDS.

                  (a) The Company shall use the proceeds from the sale of the Securities to consummate the Merger, for the purchase of certain capital equipment and for working capital and general corporate purposes.

                  (b) The proceeds received by the Company from Advantage must be deployed in the State of Missouri in compliance with the Missouri Certified Capital Company Law.

                  (c) Notwithstanding anything herein to the contrary, no portion of the proceeds from the sale of securities acquired by the Purchasers who are licensed under the Small Business Investment Act of 1958, as amended (together with the rules and regulations thereunder) will be used (i) for relending or reinvesting, if the Company's primary purpose involves, directly or indirectly, providing funds to others, (ii) for the purchase of debt obligations, factoring, or the long-term leasing of equipment with no provision for maintenance or repair, (iii) to, directly or indirectly, provide capital or financing to a company, (iv) to acquire, or to pay obligations relating to the prior acquisition of, land or improved real estate to be held, without prompt and substantial improvement, for resale or leasing to others, (v) outside the United States (except that all or any portion of such proceeds may be used by the Company in the domestic production of products for distribution abroad or to acquire abroad materials used in such production, provided the major portion of the assets and activities of the Company after such proceeds are so employed remains within the territorial jurisdiction of the United States), (vi) for any purpose contrary to the public interest (including but not limited to activities which are in violation of law or inconsistent with free competitive enterprise),
(vii) to purchase good or services from a supplier that is an "associate" (as defined in Section 107.50 of Title 13 of the Code of Federal Regulations (the "CFR")) of Purchaser if 50% or more of such proceeds will be used to purchase goods or services from any such supplier (provided, however, that (A) in no event may such proceeds be used to purchase capital goods from an associate supplier, and (B) such goods and services shall be at a price no greater than that charged other customers of the associate supplier), or (viii) to acquire "farm land" (as that term is defined in Section 107.720 of Title 13 of the CFR).

                                      17.

                  (d) The Company shall give the Significant Purchasers access to its records to confirm that the Company has used the proceeds from the sale of the Securities solely for the foregoing purposes. Without limiting the generality of the foregoing, the Company shall permit the Significant Purchasers to conduct a post-closing review within 90 days after the date hereof to assure that the proceeds from the sale of the Securities were used for the foregoing purposes.

         5.7 GRANT OF STOCK OPTIONS. On or before the First Closing Date, the Company shall have granted options to purchase shares of Common Stock to the individuals set forth on Schedule VII attached hereto exercisable into the number of shares of Common Stock set forth on Schedule VII attached hereto, pursuant to Nonstatutory Stock Option Agreements in the form of Exhibit G attached hereto.

         5.8 TERMINATION OF COVENANTS. The covenants set forth in this Section 5 shall terminate and be of no further force and effect after the closing of a firm commitment underwritten public offering pursuant to an effective registration statement declared effective under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the gross proceeds to the Company (before underwriting discounts, commissions and fees, are at least $30,000,000 (a "Qualifying Public Offering").

      6. ADDITIONAL COVENANTS

         6.1 APPROVAL REQUIRED FOR CERTAIN ACTIONS.

                  (a) For so long as the approval by the vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock shall be necessary under the provisions of Article Fourth, Section C(3)(c)(i) of the Company's Amended and Restated Certificate of Incorporation for effecting or validating the following actions:

                           (i) the purchase or other acquisition (or payment into or set aside for a sinking fund for such purpose) of any Series A or Series C Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to: (x) the repurchase of shares of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company; (y) the exercise of the Company's right of first refusal with approval of the Board of Directors upon a proposed transfer; or (z) the redemption of the Series A Preferred Stock pursuant to the terms set forth in Article Fourth, Section C(5)(a) of the Company's Amended and Restated Certificate of Incorporation;

                           (ii) any action that results in the payment or declaration of a dividend on any shares of Common Stock; or

                           (iii) any agreement by the Company or its stockholders regarding an Acquisition or an Asset Transfer (as defined in Article Fourth, Section C(2)(g) of the Company's Amended and Restated Certificate of Incorporation),

                                      18.

the Series B Preferred Stock shall not give any such approval without the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock and the Subordinated Notes as converted into Series B Preferred Stock, voting together as a single class.

                  (b) For so long as the approval by the vote or written consent of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock shall be necessary under the provisions of Article Fourth, Section C(3)(c)(ii) of the Company's Amended and Restated Certificate of Incorporation for effecting or validating the following actions:

                           (i) any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company (including the filing of a Certificate of Designation), that affects adversely the voting powers, preferences or other special rights or privileges, qualifications, limitations, or restrictions of the Series B Preferred Stock or Subordinated Notes; or

                           (ii) any amendment to Article Fourth, Section C(3)(c) of the Company's Amended and Restated Certificate of Incorporation, the Series B Preferred Stock shall not give any such approval without the affirmative vote or written consent of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock and the Subordinated Notes as converted into Series B Preferred Stock, voting together as a single class

         6.2 SUBORDINATED NOTE INTEREST. All interest due on the Subordinated Notes (including deferred interest) shall be paid in full before any distribution may be made on any of the Company's equity securities, except for dividends on Series A Preferred Stock. Dividends shall be paid on the Series A Preferred Stock before any interest may be paid on the Subordinated Notes.

         6.3 NEGATIVE PLEDGE. Until payment in full of the Subordinated Notes, the Company shall not, except with the prior written consent of a majority of the holders of the Series B Preferred Stock and the Subordinated Notes as converted into Series B Preferred Stock, voting together as a single class, pledge the stock of any of its Subsidiaries other than to holders of Senior Indebtedness (as defined in the Subordinated Note).

         6.4 CURRENT DIVIDEND PAYMENTS. The Subordinated Notes shall not be prepaid prior to March 1, 1999. Thereafter, upon thirty (30) days prior written notice, the Company may prepay the Subordinated Notes in accordance with their terms provided all accumulated but unpaid dividends on the Series B Preferred Stock shall have been paid prior to such time as the Company shall give notice of its intent to prepay the Subordinated Notes. If prior to such prepayment the Holder converts the principal amount to be prepaid into Series B Preferred Stock in accordance with the terms of the Subordinated Note, the Company shall thereafter declare and pay in cash quarterly dividends, on the last day of February, May, August, and November,


                                      19.

commencing with the first such date occurring after the conversion of the Series B Preferred Stock in accordance with the Company's Amended and Restated Certificate of Incorporation.

      7. CONDITIONS TO CLOSING.

         7.1 CONDITIONS TO PURCHASERS' OBLIGATIONS.

                  (a) AT EACH CLOSING. Purchasers' obligations to purchase the Securities at each Closing are subject to the satisfaction, at or prior to the applicable Closing Date, of the following conditions:

                           (i) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of such Closing Date with the same force and effect as if they had been made as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing Date.

                           (ii) LEGAL INVESTMENT. On such Closing Date, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                           (iii) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to such Closing Date).

                           (iv) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                           (v) COMPLIANCE CERTIFICATE; SECRETARY'S CERTIFICATE; GOOD STANDING CERTIFICATE. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the President of the Company, dated such Closing Date, to the effect that the conditions specified in Section 7.1(a)(i) have been satisfied. The Company shall have delivered to the Purchasers a certificate executed by the Secretary of the Company, dated such Closing Date, certifying as to (i) the resolutions of the Board of Directors of the Company evidencing approval of the transactions contemplated by and from this Agreement and the Related Agreements and the authorization of the named officer or officers to execute and deliver this Agreement and the Related Agreements and (ii) certain of the officers of the Company, their titles and examples of their signatures. The Company shall have delivered to the Purchasers certificates of the Secretary of State of the State of Delaware, dated a recent date, that the Company is in good standing.

                           (vi) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of such Closing Date, in


                                      20.

         substantially the form attached hereto as Exhibit H.

                           (vii) PROPRIETARY INFORMATION AND INVENTIONS
         AGREEMENT. The individuals set forth on Schedule VIII shall have executed a Proprietary Information and Inventions Agreement in substantially the form of Exhibit I attached hereto.

                           (viii) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (ix) SBA MATTERS. The Company shall have executed and delivered to each SBIC Purchaser a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652, and shall have provided to each such Purchaser information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

                  (b) AT THE FIRST CLOSING. Purchaser's obligations to purchase the Securities at each Closing are subject to satisfaction, at or prior to the First Closing Date, of the following conditions:

                           (i) SIZE OF FIRST CLOSING. The First Closing shall consist of the purchase and sale of at least 4,031,250 Series B Preferred Shares at an aggregate purchase price of at least $6,450,000.

                           (ii) FILING AND CERTIFICATION OF RESTATED
         CERTIFICATE. The Restated Certificate shall have been filed with and certified by the Secretary of State of the State of Delaware.

                           (iii) PURCHASERS RIGHTS AGREEMENT. The Purchasers Rights Agreement shall have been executed and delivered by the parties thereto.

                           (iv) BOARD OF DIRECTORS. Upon the First Closing, the authorized size of the Board of Directors of the Company shall be five
         (5) members and the Board shall consist of David E. Scott, Stephen L. Sauder, Henry H. Bradley, Ian R.N. Bund, and David W. Bergmann.

                           (v) EMPLOYMENT AGREEMENTS. The Company shall have entered into employment agreements with David E. Scott, Jeffrey D. Shackelford, Gary L. Chesser, David W. Vranicar, Bradley A. Moline, Gregory C. Lawhon, Stephen L. Sauder, Richard L. Tidwell, Stormy C. Supiran and Bobbie L. Agler in substantially the form attached hereto as Exhibit J-1 ("Management Employment Agreement"), with the base salaries for each such employee at the level set forth opposite such employee's name on Exhibit J-2.

                           (vi) VALU-LINE MERGER. All conditions to the obligation of the parties to the Merger Agreement to consummate the Merger shall have been satisfied or waived,


                                      21.

         except for the conditions that are contingent upon the consummation of the transactions contemplated by this Agreement; and, assuming the consummation of the transactions contemplated by this Agreement, each of the parties to the Merger Agreement shall be legally obligated to consummate the Merger. The condition set forth in this Section 7.1(b)(vi) shall not apply to the purchase of Securities by Advantage.

         7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY.

                  (a) AT EACH CLOSING. The Company's obligation to issue and sell the Securities at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                           (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Securities in Section 4 hereof shall be true and correct in all material respects at the date of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date.

                           (ii) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before such Closing Date.

                           (iii) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to such Closing Date).

                  (b) AT THE FIRST CLOSING. The Company's obligation to issue and sell the Securities at each Closing is subject to satisfaction, at or prior to the First Closing Date, of the following conditions:

                           (i) FILING AND CERTIFICATION OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with and certified by the Secretary of State of the State of Delaware.

                           (ii) PURCHASERS RIGHTS AGREEMENT. The Purchasers Rights Agreement shall have been executed and delivered by the Purchasers.

                           (iii) VALU-LINE MERGER. All conditions to the obligation of the parties to the Merger Agreement to consummate the Merger shall have been satisfied or waived, except for the conditions that are contingent upon the consummation of the transactions contemplated by this Agreement; and, assuming the consummation of the transactions contemplated by this Agreement, each of the parties to the Merger Agreement shall be legally obligated to consummate the Merger.

      8. MISCELLANEOUS.

                                      22.

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Missouri as such laws are applied to agreements between Missouri residents entered into and performed entirely in Missouri.

                  (a) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

         8.3 APPOINTMENT OF AGENT

                  (a) Each Subordinated Note Purchaser hereby appoints White Pines Management, L.L.C., as agent to exercise all of such Subordinated Note Purchaser's rights under this Agreement, the Purchasers Rights Agreement, the Security Agreement, and the Subordinated Notes, the Series B Preferred Shares issued upon conversion of the Subordinated Notes and the Common Shares issued upon conversion of the Series B Preferred Shares issued to such Subordinated Note Purchaser (collectively the "Subordinated Note Purchase Documents"). In order to accomplish the foregoing, each Subordinated Note Purchaser hereby irrevocably constitutes and appoints the Agent, with full power of substitution, as such Subordinated Note Purchaser's true and lawful attorney-in-fact, to take the following actions in such Subordinated Note Purchaser's name, place and stead, in such manner and upon such terms as the Agent may determine to be appropriate:

                           (i) Exercise all rights granted to the Subordinated Note Purchaser pursuant to the Subordinated Note Purchase Documents;

                           (ii) Make decisions concerning the exercise of remedies available to the Subordinated Note Purchaser under the Subordinated Note Purchase Documents;

                           (iii) Negotiate with the Company any amendment or modification of the Subordinated Note Purchase Documents;

                           (iv) Act as proxy to execute written consents of shareholders and to attend all meetings of the shareholders of the Company with full power to vote and act for Subordinated Note Purchaser in the same manner and extent that Subordinated Note Purchaser might if personally present at such meeting, such rights being acknowledged and agreed by Subordinated Note Purchaser as being coupled with an interest;



                                      23.

                           (v) Make all decisions concerning administration of the investment in the Subordinated Note, Series B Preferred Shares or Common Stock; and

                           (vi) Employ counsel to assist the Agent in carrying out its obligations hereunder.

                  (b) Each Subordinated Note Purchaser hereby grants to such attorney-in-fact full power and authority to do and perform each and every thing whatsoever necessary or desirable to be done in connection with the Subordinated Note Purchase Documents, to the same extent as could be done if Subordinated Note Purchaser were personally present, and each Subordinated Note Purchaser hereby ratifies and confirms all that said attorney-in-fact shall do or cause to be done by virtue of these provisions. Each Subordinated Note Purchaser will cooperate fully with the Agent in accomplishing the actions set forth above.

Neither the Agent nor any employee or agent thereof, shall be liable, in damages or otherwise, to any Subordinated Note Purchaser (or its insurer by right of subrogation) for any action taken or omitted to be taken by the Agent pursuant to the authority granted by this Agreement, except if such act or omission results from the gross negligence or willful misconduct of the Agent or any of its employees or agents. Each Subordinated Note Purchaser shall indemnify the Agent, pro rata, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted to be taken in good faith by the Agent hereunder, provided that no Subordinated Note Purchaser shall be liable for any portion of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its employees or agents. The Subordinated Note Purchaser shall reimburse the Agent for all expenses incurred by the Agent in connection with performing its obligations hereunder, pro rata.

         8.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

         8.5 ENTIRE AGREEMENT; SUPERCEDES PRIOR AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. By executing this Agreement, David E. Scott, Jeffrey D. Shackelford and News-Press & Gazette Company agree that the Purchase Agreement, dated December 24, 1996, by and among David E. Scott, Jeffrey D. Shackelford and News-Press & Gazette Company shall be terminated and be of no further force and effect.

                                      24.

         8.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.7 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of: (i) at least fifty percent (50%) of the Common Shares, voting together as a single class; (ii) at least fifty percent (50%) of the Series B Preferred Shares and Subordinated Notes (on an as-converted basis), voting together as a single class; and (iii) at least fifty percent (50%) of the Series C Preferred Shares (on an as-converted basis), voting as a single class.

                  (b) The obligations of the Company and the rights of the holders of the Securities under this Agreement may be waived only with the written consent of the holders of (i) at least fifty percent (50%) of the Common Shares, voting together as a single class; (ii) at least fifty percent (50%) of the Series B Preferred Shares and the Subordinated Notes (on an as-converted basis), voting together as a single class; and (iii) at least fifty percent (50%) of the Series C Preferred Shares (on an as-converted basis), voting together as a single class.

         8.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement or the Related Agreements, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or the Related Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         8.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the Schedule of Purchasers attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         8.10 EXPENSES. The Company shall pay all costs and expenses


                                      25.

that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of special counsel for the Purchasers, not to exceed $45,000, and shall reimburse such special counsel for reasonable expenses incurred in connection with the negotiation, execution, and delivery of this Agreement and the Related Agreements.

         8.11 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         8.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.13 COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

         8.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as set forth in Section 2.2(e). Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.14 being untrue.

         8.15 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

         8.16 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.



                                      26.

         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

         COMPANY:                              PURCHASER:


         BIRCH TELECOM, INC.
                                               NAME OF PURCHASER
                                               WHITE PINES LIMITED PARTNERSHIP I




         By: /s/ David E. Scott                By: /s/ Ian R.N. Bund
            -----------------------------         ------------------------------
             David E. Scott, President         Title: President


Suite 1220
1000 Walnut Street
Kansas City, MO  64106                         AGENT:
(816) 842-7507 (Fax)
                                               WHITE PINE MANAGEMENT, L.L.C.



                                               By: /s/ Ian R.N. Bund
                                                  ------------------------------
                                               Title: President



                                 SIGNATURE PAGE

                               BIRCH TELECOM, INC.


                          SECURITIES PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
1.       AGREEMENT TO SELL AND PURCHASE.......................................2

         1.1      Sale and Purchase of Common Shares..........................2

         1.2      Sale and Purchase of Series B Preferred Shares..............2

         1.3      Exchange of Common Stock for Series C Preferred Shares......2

         1.4      Sale and Purchase of Subordinated Notes.....................2

         1.5      Certain Definitions.........................................3

2.       CLOSING, DELIVERY AND PAYMENT........................................3

         2.1      First Closing...............................................3

         2.2      Deliveries at the First Closing.............................3

         2.3      Subsequent Closing; Deliveries at Second Closing............4

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................4

         3.1      Organization, Good Standing and Qualification...............4

         3.2      Subsidiaries................................................5

         3.3      Capitalization; Voting Rights...............................5

         3.4      Authorization; Binding Obligations..........................6

         3.5      Financial Statements........................................6

         3.6      Liabilities.................................................6

         3.7      Agreements; Action..........................................6

         3.8      Obligations to Related Parties..............................7

         3.9      Changes.....................................................7

         3.10     Title to Properties and Assets; Liens, etc..................8

         3.11     Patents and Trademarks......................................8

         3.12     Compliance with Other Instruments...........................9

         3.13     Litigation..................................................9

         3.14     Tax Returns and Payments...................................10

         3.15     Employees..................................................10

         3.16     Registration Rights........................................10

         3.17     Compliance with Laws; Permits..............................10

         3.18     Environmental and Safety Laws..............................11

         3.19     Offering Valid.............................................11

         3.20     Small Business Concern.....................................11

                                      29.

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE


         3.21     Merger Agreement...........................................11

         3.22     Employee Benefit Plans.....................................11

         3.23     Insurance..................................................12

         3.24     Books and Records..........................................12

         3.25     Business Plan..............................................12

         3.26     No Broker..................................................12

         3.27     Disclosure.................................................12

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS....................12

         4.1      Requisite Power and Authority..............................12

         4.2      Investment Representations.................................13

         4.3      Transfer Restrictions......................................14

5.       COVENANTS OF THE COMPANY............................................14

         5.1      Basic Financial Information................................14

         5.2      Additional Information and Rights..........................15

         5.3      Key Person Life Insurance..................................16

         5.4      Independent Accountants....................................16

         5.5      Transactions with Affiliates...............................16

         5.6      Use of Proceeds............................................16

         5.7      Grant of Stock Options.....................................17

         5.8       Termination of Covenants..................................17

6.       ADDITIONAL COVENANTS................................................17

         6.1      Approval Required for Certain Actions......................17

         6.2      Subordinated Note Interest.................................18

         6.3      Negative Pledge............................................19

         6.4      Current Dividend Payments..................................19

7.       CONDITIONS TO CLOSING...............................................19

         7.1      Conditions to Purchasers' Obligations......................19

         7.2      Conditions to Obligations of the Company...................21

8.       MISCELLANEOUS.......................................................22

         8.1      Governing Law..............................................22

                  (a)      Survival..........................................22



                                      30.

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

         8.2      Successors and Assigns.....................................22

         8.3      Appointment of Agent.......................................22

         8.4      Successors and Assigns.....................................24

         8.5      Entire Agreement; Supercedes Prior Agreement...............24

         8.6      Severability...............................................24

         8.7      Amendment and Waiver.......................................24

         8.8      Delays or Omissions........................................24

         8.9      Notices....................................................25

         8.10     Expenses...................................................25

         8.11     Attorneys' Fees............................................25

         8.12     Titles and Subtitles.......................................25

         8.13     Counterparts; Execution by Facsimile Signature.............25

         8.14     Broker's Fees..............................................25

         8.15     Exculpation Among Purchasers...............................25

         8.16     Pronouns...................................................26

                                TABLE OF CONTENTS

                                                                     PAGE

         SCHEDULES

         Schedule of Common Stock Purchasers                      Schedule I

         Schedule of Series B Purchasers                          Schedule II

         Schedule of Series C Purchasers                          Schedule III

         Schedule of Subordinated Note Purchasers                 Schedule IV

         Capitalization After First Closing                       Schedule V

         Capitalization After Second Closing                      Schedule VI

         Schedule of Option Grants                                Schedule VII

         Schedule of Proprietary Information                      Schedule VIII
              and Invention Agreements

         Schedule of Exceptions

         EXHIBITS

         Form of Restated Certificate                             Exhibit A

         Form of Convertible Subordinated Note                    Exhibit B

         Form of Purchasers Rights Agreement                      Exhibit C

         Form of Security Agreement                               Exhibit D

         Stock Option Plan                                        Exhibit E

         Business Plan                                            Exhibit F

         Nonstatutory Stock Option Agreement                      Exhibit G

         Form of Legal Opinion                                    Exhibit H

         Proprietary Information and                              Exhibit I
              Inventions Agreement

         Management Employment Agreement                          Exhibit J-1

         Key Management Salaries                                  Exhibit J-2